EXHIBIT 21

                                Subsidiary of the Registrant


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                                  Exhibit 21

                           Subsidiary of Registrant





                               Percentage                Jurisdiction or
Subsidiary (1)                   Owned                State of Incorporation
-----------------------------    -----                ----------------------
Klamath First Federal Savings
  and Loan Association           100%                  United States



(1) The operations of the Company's subsidiary are included in the Company's consolidated financial statements.


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